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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements, File Nos. 333-62619, 333-14057, 333-35114 and 333-63798.

/s/ ARTHUR ANDERSEN LLP

San Jose, California
March 29, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS